Exhibit 99.1


                 Barnes & Noble Reports 2005 Results:
    Bookselling Earnings Per Share Increase 21%; Generates Record
            Operating Free Cash Flow; Issues 2006 Guidance

    NEW YORK--(BUSINESS WIRE)--March 16, 2006--Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today reported sales and earnings for the fourth quarter and the full year ended January 28, 2006.
    Sales for the full year increased 5% to $5.1 billion. Barnes & Noble store sales increased 6% to $4.4 billion, with comparable store sales increasing 2.9% for the year, in line with company guidance for a 2% to 3% increase. B. Dalton sales were $141.6 million for the year, a 20% decrease due to store closings. Comparable store sales at B. Dalton increased 0.9% for the year. Sales at Barnes & Noble.com increased 5% to $439.7 million.
    Net earnings from Bookselling (continuing operations excluding GameStop) increased 19% for the year to $146.7 million. Net earnings for the year were impacted by a non-cash after-tax charge of $7.5 million, or $0.10 per share, related to the impairment of certain store assets determined to be underperforming. Excluding this charge, net earnings from Bookselling were $154.2 million, a 25% increase over the prior year.
    Full year net earnings per share from Bookselling increased 21% to $2.03, in line with company guidance of $1.99 to $2.03. Excluding the asset impairment charge noted above, Bookselling net earnings per share were $2.14, a 27% increase over the prior year period.
    The full year results included after-tax costs of $6.6 million, or $0.09 per share, associated with the previously announced redundancy costs for the new distribution center. Full year results also include the previously announced charges of $0.02 for the write-off of deferred financing fees resulting from the replacement of the company's credit facility and the elimination of the term loan, and $0.06 in legal settlement costs, both of which occurred in the second quarter.

    FOURTH QUARTER

    Sales for the fourth quarter increased 5% to $1.8 billion. Barnes & Noble store sales increased 6% to $1.4 billion, with comparable store sales increasing 3.3% for the quarter, in line with company guidance for a low single digit increase. B. Dalton sales were $50.1 million for the quarter, an 18% decrease due to store closings. Comparable store sales at B. Dalton increased 3.8% for the quarter. Sales at Barnes & Noble.com increased 1% to $152.6 million for the period.
    Net earnings from Bookselling increased 10% for the quarter to $123.0 million. Net earnings for the quarter were impacted by a non-cash after-tax charge of $7.5 million, or $0.11 per share, related to the impairment of certain store assets determined to be underperforming. Excluding this charge, net earnings from Bookselling were $130.5 million, a 16% increase over the prior year.
    Fourth quarter net earnings per share from Bookselling increased 16% to $1.76, in line with company guidance of $1.72 to $1.76. Excluding the asset impairment charge noted above, net earnings per share were $1.87, a 23% increase over the prior year period.

    CASH FLOW

    Due to strong operating results, as well as a continued focus on expense controls and management of working capital, the company generated record operating free cash flow of $362 million for the year. Operating free cash flow is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) minus capital expenditures minus interest and taxes paid plus/minus any changes in working capital.
    In 2005, the company utilized its operating cash flow to fully prepay its $245 million term loan, acquire 7.7 million shares for $282.7 million pursuant to its share repurchase programs and for the payment of two cash dividends totaling $20 million, paid at $0.15 per share. The company had $373 million of cash remaining at year-end and no borrowings under its Revolving Credit Facility.
    In the first quarter of 2006, the company has acquired 1.6 million shares for $68.2 million under its share repurchase program.
    "By every single important financial metric, 2005 was a great year for the company. Strong expense controls and expanding gross margins drove record earnings," said Steve Riggio, chief executive officer. "Our comparable stores sales grew 2.9% for the year without any advertising expenditures or additional coupon promotions. Tight management of inventories helped produce record operating cash flows, which we used to increase shareholder value by repurchasing shares and by initiating a quarterly dividend to stockholders."

    2006 GUIDANCE

    For the first quarter and for the full year the company expects comparable store sales at Barnes & Noble stores to increase in the low single digits.
    Barnes & Noble, Inc.'s first quarter earnings per share are expected to be in a range of $0.10 to $0.14. Full year earnings per share are expected to be in a range of $2.20 to $2.30, which includes expenses of $0.09 per share related to the conversion and transition plan for the company's new distribution center. The company expects to complete the conversion and incur all associated costs by the end of 2006.
    The fully diluted weighted average share count used in the computation of earnings per share for the first quarter and full year is 70.3 and 71.0 million, respectively.
    The company will adopt Statement of Financial Accounting Standards No. 123(R) (As Amended), "Share-Based Payment," and begin expensing stock options as of the beginning of fiscal year 2006. As a result, the company's guidance includes charges of approximately $0.04 per share in the first quarter and $0.15 per share for the full year for all stock compensation expenses. The following table presents 2006 and 2005 adjusted earnings per share with and without stock compensation expenses for stock options and restricted stock:


                          First Quarter              Full Year
                     ------------------------ ------------------------
                          2006        2005        2006         2005
                     -------------- --------- -------------- ---------
GAAP EPS:
   Guidance          $0.10 - $0.14            $2.20 - $2.30
   Actual as reported                  $0.13                    $2.03

Impact of stock
compensation expense          0.04      0.00           0.15      0.03
                     -------------- --------- -------------- ---------

Adjusted EPS         $0.14 - $0.18     $0.13  $2.35 - $2.45     $2.06
                     ============== ========= ============== =========


    Excluding the impact of expenses associated with stock compensation (adjusted EPS above), the company has forecasted 2006 earnings per share to increase between 14% and 19%.
    As of January 28, 2006, the company operated 681 Barnes & Noble stores and 118 B. Dalton stores. During the fourth quarter, two Barnes & Noble stores were opened and four were closed. 23 B. Dalton stores were closed during the quarter.

    A conference call with Barnes & Noble, Inc.'s senior management will be webcast beginning at 11:00 A.M. ET on Thursday, March 16, 2006, and is accessible at www.barnesandnobleinc.com/webcasts. The call will also be archived at www.earnings.com for one year.

    Barnes & Noble, Inc. will report first quarter earnings on or about May 18, 2006.

    ABOUT BARNES & NOBLE, INC.

    Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller and a Fortune 500 company, operates 799 bookstores in 50 states. For the fourth year in a row, the company is the nation's top retail brand for quality, according to the EquiTrend(R) Brand Study by Harris Interactive(R). Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web's largest e-commerce sites and the number one online bookseller for quality among e-commerce companies, according to the latest EquiTrend survey.
    General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site: http://www.barnesandnobleinc.com.

    SAFE HARBOR

    This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, the successful and timely completion and integration of the company's new New Jersey distribution center, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.


                BARNES & NOBLE, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations
                (In thousands, except per share data)


----------------------------------------------------------------------
                              13 weeks ended        52 weeks ended
                           --------------------- ---------------------
                           January     January    January    January
                           28, 2006    29, 2005   28, 2006   29, 2005
                         ----------   ---------- ---------- ----------

Sales                     $1,753,249  1,672,772  5,103,004  4,873,595
Cost of sales and
 occupancy                 1,175,422  1,126,963  3,533,009  3,386,619
                           ---------- ---------- ---------- ----------
   Gross profit              577,827    545,809  1,569,995  1,486,976
                           ---------- ---------- ---------- ----------
Selling and administrative
 expenses                    319,025    295,630  1,134,276  1,052,345
Depreciation and
 amortization                 42,556     44,601    172,957    181,553
Pre-opening expenses           1,668      1,868     10,938      8,862
                           ---------- ---------- ---------- ----------
   Operating profit          214,578    203,710    251,824    244,216
Interest expense, net            496       (670)    (1,415)   (11,028)
Debt redemption charge             -          -          -    (14,582)
                           ---------- ---------- ---------- ----------
   Income before taxes and
    minority interest        215,074    203,040    250,409    218,606
Income taxes                  87,643     87,667    102,042     94,001
                           ---------- ---------- ---------- ----------
   Income before minority
    interest                 127,431    115,373    148,367    124,605
Minority interest             (4,450)    (3,076)    (1,686)    (1,230)
                           ---------- ---------- ---------- ----------
   Income from continuing
    operations               122,981    112,297    146,681    123,375
Income from discontinued
 operations (net of income
 tax)                              -      3,331          -     20,001
                           ---------- ---------- ---------- ----------
   Net income             $  122,981    115,628    146,681    143,376
                           ========== ========== ========== ==========

Basic income per common
 share:
   Income from continuing
    operations            $     1.88       1.60       2.17       1.79
   Income from
    discontinued
    operations                     -       0.05          -       0.29
                           ---------- ---------- ---------- ----------
Net income                $     1.88       1.65       2.17       2.08
                           ========== ========== ========== ==========

Diluted income per common
 share:
   Income from continuing
    operations            $     1.76       1.52       2.03       1.68
   Income from
    discontinued
    operations                     -       0.04          -       0.25
                           ---------- ---------- ---------- ----------
Net income                $     1.76       1.56       2.03       1.93
                           ========== ========== ========== ==========


Weighted average common
 shares outstanding
   Basic                      65,374     69,894     67,560     69,018
   Diluted                    69,855     73,960     72,150     75,696


Percentage of sales:
Sales                          100.0%     100.0%     100.0%     100.0%
Cost of sales and
 occupancy                      67.0%      67.4%      69.2%      69.5%
                           ---------- ---------- ---------- ----------
   Gross profit                 33.0%      32.6%      30.8%      30.5%
                           ---------- ---------- ---------- ----------
Selling and administrative
 expenses                       18.2%      17.7%      22.2%      21.6%
Depreciation and
 amortization                    2.4%       2.7%       3.4%       3.7%
Pre-opening expenses             0.1%       0.1%       0.2%       0.2%
                           ---------- ---------- ---------- ----------
   Operating profit             12.2%      12.2%       4.9%       5.0%
Interest expense, net            0.0%       0.0%       0.0%      -0.2%
Debt redemption charge           0.0%       0.0%       0.0%      -0.3%
                           ---------- ---------- ---------- ----------
   Income before taxes and
    minority interest           12.3%      12.1%       4.9%       4.5%
Income taxes                     5.0%       5.2%       2.0%       1.9%
                           ---------- ---------- ---------- ----------
   Income before minority
    interest                     7.3%       6.9%       2.9%       2.6%
Minority interest               -0.3%      -0.2%       0.0%       0.0%
                           ---------- ---------- ---------- ----------
   Income from continuing
    operations                   7.0%       6.7%       2.9%       2.5%
                           ========== ========== ========== ==========



                BARNES & NOBLE, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                (In thousands, except per share data)

----------------------------------------------------------------------
                                               January 28, January 29,
                                                   2006        2005
                                               ----------- -----------


        ASSETS
Current assets:
   Cash and cash equivalents                  $   372,586     535,652
   Receivables, net                                99,117      91,501
   Merchandise inventories                      1,313,997   1,274,578
   Prepaid expenses and other current assets       86,258      85,140
                                               ----------- -----------
        Total current assets                    1,871,958   1,986,871
                                               ----------- -----------

Property and equipment:
   Land and land improvements                       3,247       3,247
   Buildings and leasehold improvements           984,535     940,616
   Fixtures and equipment                       1,174,973   1,081,966
                                               ----------- -----------
                                                2,162,755   2,025,829
   Less accumulated depreciation and
    amortization                                1,356,379   1,221,169
                                               ----------- -----------
      Net property and equipment                  806,376     804,660
                                               ----------- -----------

Goodwill                                          263,731     268,379
Intangible assets, net                             93,834      97,538
Deferred taxes                                    119,334     123,231
Other noncurrent assets                            25,969      37,710
                                               ----------- -----------
   Total assets                               $ 3,181,202   3,318,389
                                               =========== ===========

       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                           $   828,852     745,073
   Accrued liabilities                            700,886     580,509
                                               ----------- -----------
      Total current liabilities                 1,529,738   1,325,582
                                               ----------- -----------

Long-term debt                                          -     245,000
Deferred income taxes                             158,035     193,743
Other long-term liabilities                       367,531     379,180

Minority interest                                  10,057       8,942

Shareholders' equity:
   Common stock; $.001 par value; 300,000
    shares authorized; 83,370 and 79,276
    shares issued, respectively                        83          79
   Additional paid-in capital                   1,091,018     985,609
   Accumulated other comprehensive loss            (9,085)     (9,857)
   Retained earnings                              512,594     386,134
   Treasury stock, at cost, 16,690 and 9,008
    shares, respectively                         (478,769)   (196,023)
                                               ----------- -----------
      Total shareholders' equity                1,115,841   1,165,942
                                               ----------- -----------
Commitments and contingencies                           -           -
                                               ----------- -----------
   Total liabilities and shareholders' equity $ 3,181,202   3,318,389
                                               =========== ===========




    CONTACT: Barnes & Noble, Inc.
             Media:
             Mary Ellen Keating, 212-633-3323
             Senior Vice President
             Corporate Communications
             or
             Investor:
             Joseph J. Lombardi, 212-633-3215
             Chief Financial Officer